UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Clovis Oncology, Inc.

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CLOVIS ONCOLOGY, INC.

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR OUR 2021 ANNUAL MEETING OF STOCKHOLDERS

On June 10, 2021, Clovis Oncology, Inc. (the “Company”) announced that it has partially adjourned its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), with respect to Proposal 2, to allow stockholders additional time to vote on such proposal. Below is a copy of the announcement, which supplements the Proxy Statement.

Clovis Oncology Announces Partial Adjournment of Annual Meeting of Stockholders

•	Annual Meeting to be adjourned solely with respect to Proposal 2 (Increase in Authorized Shares of Common Stock)

•	Both Leading Independent Advisory Firms Have Issued Favorable Recommendations on Proposal 2

Boulder, Colo., June 10, 2021 — Clovis Oncology, Inc. (NASDAQ:CLVS) (the “Company”) today announced partial results and the partial adjournment of its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Company adjourned the Annual Meeting solely with respect to Proposal 2 set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2021 (as supplemented, “Proxy Statement”). Proposal 2 is a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock the Company is authorized to issue from 200 million shares to 250 million shares. The Company has adjourned the Annual Meeting solely with respect to Proposal 2 to provide its stockholders additional time to vote on Proposal 2. The Annual Meeting will resume with respect to Proposal 2 at 8:30 a.m. Mountain Time on June 23, 2021 and will continue to be held at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado 80302.

The Company also announced, that at the Annual Meeting, all director nominees were elected and Proposals 3, 4, 5 and 6 were approved by the Company’s stockholders.

Support for Proposal 2 has exceeded 67.8% of the votes cast on the proposal. However, the affirmative vote of holders of more than 50% of all of the Company’s issued and outstanding shares of common stock is necessary for Proposal 2 to be approved.

The record date for determining stockholders eligible to vote at the Annual Meeting will remain the close of business on April 12, 2021. Stockholders who have already submitted a proxy do not need to vote again for the reconvened Annual Meeting, as the proxies submitted will remain valid. Stockholders who have already submitted proxies and want to change their vote with respect to Proposal 2 can update their vote in the manner set forth in the Proxy Statement. Your vote will be recorded at the Annual Meeting in accordance with your most recently submitted proxy.

Stockholders as of close of business on the April 12, 2021 record date who have not voted are encouraged to vote. Stockholders needing assistance voting or have questions may contact the firm assisting the Company with the solicitation of proxies, Innisfree M&A Incorporated, toll-free at +1 (877) 456-3524.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops, with partners, for those indications that require them, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado with additional office locations in the U.S. and Europe.

Additional Information and Where to Find It

The Company has filed a definitive Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”), which was filed on April 28, 2021 as supplemented on May 28, 2021. The Company, its directors, its executive officers and certain other individuals set forth in the Proxy Statement, as supplemented, will be deemed participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD. Investors and stockholders may obtain copies of all documents filed by the Company with the SEC, including the Proxy Statement, free of charge at the SEC’s website, www.sec.gov.

Contacts:

Anna Sussman	Breanna Burkart
303.625.5022	303.625.5023
asussman@clovisoncology.com	bburkart@clovisoncology.com

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